UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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[ ]	Preliminary Proxy Statement

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[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material under §240.14a-12

Vislink Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On June 22, 2020, Vislink Technologies, Inc. (the “Company”) began distribution of a letter (the “Letter”) from Carleton “Mickey” Miller, the Company’s Chief Executive Officer, to the Company’s shareholders regarding the Company’s upcoming Annual Meeting of Shareholders scheduled to be held on Tuesday, June 30, 2020. The Letter supplements the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2020, and the Definitive Additional Materials that the Company filed with the SEC on April 17, 2020, April 21, 2020, May 7, 2020, May 21, 2020, June 2, 2020, June 4, 2020, June 9, 2020, June 11, 2020, June 17, 2020 and June 19, 2020.

Below is a copy of the Letter.

IMPORTANT INFORMATION!!

WE NEED YOUR HELP!

VISLINK TECHNOLOGIES, INC – ANNUAL MEETING OF

STOCKHOLDERS RESCHEDULED FOR JUNE 30, 2020

Important updates

Dear Fellow Stockholder,

●	The Annual Meeting of Stockholders is now rescheduled for June 30, 2020.

●	Given the Covid19 pandemic and the volatility in our stock we are in need of stockholder votes.

●	If you haven’t voted please vote today.

●	If you sold your shares and are receiving this letter, you are still a holder of record and entitled to vote. We need your vote!!!

If you have any questions or need assistance in voting, please call our proxy solicitor

Laurel Hill Advisory Group, at 1-888-742-1305

Thank you for taking the time to vote and for your continued support of Vislink.

If you have any questions, please email me at cmm@vislink.com

Very truly yours,

Carleton “Mickey” Miller

Chief Executive Officer

Email: cmm@vislink.com